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                                                                   EXHIBIT  23.2


The Board of Directors and Stockholders of
Mission Resources Corporation:

We consent to incorporation by reference in the Registration Statement on Form S-8 of our opinion dated February 1, 2001 set forth as Exhibit 5.1 in the registration statement (No. 333-54798) on Form S-4 of Mission Resources Corporation.

                                          /s/ Haynes and Boone, LLP


Houston, Texas
May 29, 2001